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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                JANUARY 18, 2000

                                 MASSBANK CORP.
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

        0-15137                                          04-2930382
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(Commission file number)                    (IRS employer identification number)


                 123 HAVEN STREET, READING, MASSACHUSETTS 01867
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               (Address of principal executive offices)(Zip code)


                                 (781) 662-0100
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              (Registrant's telephone number, including area code)










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ITEM 5.  OTHER EVENTS

         On January 18, 2000, the Board of Directors of our Company, MASSBANK Corp., a Delaware corporation (the "Company"), adopted a new shareholder rights plan, which is documented by a Shareholder Rights Agreement with our transfer agent, BankBoston, N.A (the "Rights Agreement"). The new shareholder rights plan replaces the Company's recently expired plan. On that date, our Board also declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share. The dividend was payable on January 19, 2000 to the stockholders of record on January 19, 2000.

         Our Board has adopted the rights plan to protect the Company's stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 11% or more of our outstanding common stock without the approval of our Board. The rights plan should not interfere with any merger or other business combination approved by our Board in the future.

         For those interested in the specific terms of the Rights Agreement we provide the following summary description. Please note, however, that this description is only a summary and is not complete, and should be read together with the entire Rights Agreement, which is incorporated herein by reference and has been filed as an exhibit to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 20, 2000.

The Rights. Our Board authorized the issuance of one Right for each share of common stock outstanding as of January 19, 2000. Therefore, as of January 19, 2000, each share of common stock also represents one Right. The Rights will initially trade with, and will be inseparable from, the common stock. Until the Rights become exercisable, they are evidenced only by the certificates or book-entry credits that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after January 19, 2000, unless and until there occurs a Distribution Date as described below.

Exercise Price. Each Right will allow its holder to purchase from our Company one one-thousandth of a share (a "Unit") of Series B Junior Participating Cumulative Preferred Stock (the "Preferred Stock") for $136.00, once the Rights become exercisable. This Unit of Preferred Stock will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

Exercisability.  The Rights will not be exercisable until

- 10 days after the public announcement that a person or group has become an "Acquiring Person" by becoming the beneficial owner of 11% or more of our outstanding common stock, or, if earlier,


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-        10 business days (or such later date determined by our Board before any person of group becomes an Acquiring Person) after a person or group begins or announces an intention to begin a tender or exchange offer which, if consummated, could result in that person or group becoming an Acquiring Person.

         We refer to the date when the Rights first become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of the attached Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person will be void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

- Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $136.00, purchase a number of Units of Preferred Stock having a market value of $272.00, based on the market price of a Unit prior to such acquisition. As noted below, the market price of a Unit of Preferred Stock should approximate the market price of one share of our common stock.

- Flip Over. If our Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $136.00, purchase shares of the acquiring corporation with a market value of $272.00, based on the market price of the acquiring corporation's stock prior to such merger.

Preferred Stock Provisions.

Each Unit of Preferred Stock, if issued:

-        will not be redeemable.

- will entitle holders to quarterly dividend payments of $.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

- will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

-        will have the same voting power as one share of common stock.

- and if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

Based on these terms, the value of one Unit of Preferred Stock should approximate the value of one share of our common stock.

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Expiration. The rights plan and the Rights will expire on January 19, 2010, unless earlier exercised following the Distribution Date or redeemed or exchanged.

Redemption. Our Board may redeem the Rights for $0.01 per Right only until the earliest of (i) the time at which any person or group becomes an Acquiring Person or (ii) the expiration of the rights plan. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split of or stock dividends on our common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may, at its option, extinguish the Rights by exchanging all or any part of the then outstanding exercisable Rights for shares of common stock at an Exchange ratio specified in the rights plan, other than Rights held by the Acquiring Person, which are void.

Anti-Dilution Provisions. Our Board may adjust the exercise price of the Rights, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the rights plan generally may be amended by our Board without the consent of the holders of the Rights. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering the threshold at which a person or group becomes an Acquiring Person below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our Board may not amend the rights plan in a way that adversely affects holders of the Rights.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits.

         Exhibit 3.1 - Certificate of Designations, Preferences and Rights of a
                       Series of Preferred Stock of MASSBANK Corp., classifying and designating the Series B Junior Participating Cumulative Preferred Stock (incorporated by reference to
                       Exhibit 3.1 of the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 20, 2000).

         Exhibit 4.1 - Shareholder Rights Agreement, dated as of January 18,
                       2000, between MASSBANK Corp. and BankBoston, N.A., as Rights Agent (incorporated by reference to the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 20, 2000).


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MASSBANK CORP.




Date: January 19, 2000            By: /s/ Gerard H. Brandi
                                     --------------------------------
                                     Name: Gerard H. Brandi
                                     Title: Chairman, President and Chief
                                              Executive Officer


Date: January 19, 2000            By: /s/ Reginald E. Cormier
                                     --------------------------------
                                     Name: Reginald E. Cormier
                                     Title: Senior Vice President, Treasurer
                                              and Chief Financial Officer










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                                 EXHIBIT INDEX


EXHIBIT NO.                              DESCRIPTION

   3.1 Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of MASSBANK Corp., classifying and designating the Series B Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 20, 2000).

   4.1 Shareholder Rights Agreement, dated as of January 18, 2000, between MASSBANK Corp. and BankBoston, N.A., as Rights Agent (incorporated by reference to the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 20, 2000).




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